UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On August 26, 2024, Laser Photonics Corporation (“Laser Photonics”) filed a Current Report on Form 8-K (the “Original Filing”) reporting its receipt of a letter dated August 20, 2024, from Nasdaq for non compliance with Nasdaq’s Listing Rules by not filing its Form 10-Q for the period ended June 30, 2024, as of August 20, 2024. Nasdaq instructed Laser Photonics to file a press release reporting its receipt of the letter of non-compliance. This Amendment No. 1 to the Original Filing includes as Exhibit 99.1 the press release issued by Laser Photonics in accordance with the letter from Nasdaq.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2024, Laser Photonics” or the “Company”) received a notice from Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company no longer complies with Nasdaq’s Listing Rules for continued listing since it failed to file its Form 10-Q for the period ended June 30, 2024 (the “Filing”) by that date. Nasdaq stated in its letter that the Company had 60 calendar days to submit a plan to regain compliance and, if Nasdaq accepted the Company’s plan, it could grant an exception of up to 180 calendar days from the Filing’s due date, or until February 17, 2025, to regain compliance. The Company expects to make its Filing as of August 27, 2024, to regain its compliance with Nasdaq’s Listing Rules.

A copy of the press release announcing the non-compliance notice from Nasdaq is attached hereto and incorporated herein to this Current Report on Form 8-K/A as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated August 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2024	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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